As filed with the Securities and Exchange Commission
                                on April 30, 1997




                                                      1940 Act File No. 811-4256

       -----------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                       ----------------------------------

                                    FORM N-1A



                        REGISTRATION STATEMENT UNDER THE
                         INVESTMENT COMPANY ACT OF 1940               [ ]


                                   AMENDMENT NO.  14                  [x]



                       ----------------------------------


                      STATE STREET RESEARCH EXCHANGE TRUST
               (Exact Name of Registrant as Specified in Charter)


One Financial Center, Boston, Massachusetts               02111
(Address of Principal Executive Offices)                  (Zip Code)


Registrant's Telephone Number, Including Area Code (617) 357-1200


Francis J. McNamara, III, One Financial Center, Boston, MA 02111
                     (Name and Address of Agent for Service)



                                    Copy to:

                              Thomas J. Kelly, Esq.
                           Mintz, Levin, Cohn, Ferris,
                             Glovsky and Popeo, P.C.
                              One Financial Center
                           Boston, Massachusetts 02111

                      STATE STREET RESEARCH EXCHANGE TRUST
                  PART A - INFORMATION REQUIRED IN A PROSPECTUS



                                   May 1, 1997




               All information required by this Part of Form N-1A except Items 1, 2, and 3 which are omitted pursuant to Instruction F(4) is included in Part B.

                      STATE STREET RESEARCH EXCHANGE TRUST

                 PART B - STATEMENT OF ADDITIONAL INFORMATION


                                   May 1, 1997




The following Statement of Additional Information is not a Prospectus. Registrant is not offering securities to the general public and maintains no current prospectus. However, general information about Registrant which would normally be included in a current prospectus, except such information as would be applicable to an offering of Registrant's shares, has been included in this Statement of Additional Information.




                                TABLE OF CONTENTS

                                                            Page


General Information and History ...............................2
Investment Policies............................................2
Trustees and Officers.........................................11
Controlling Persons and Principal Holders of Securities.......14
Investment Advisory and Other Services........................15
Portfolio Transactions........................................16
Shares of Beneficial Interest and Other Securities............18
Redemption and Pricing of Securities..........................20
Tax Status....................................................22
Financial Statements..........................................23

General Information and History

            Registrant's predecessor, State Street Exchange Fund, Inc., was originally incorporated in Massachusetts on December 12, 1984 to become the successor to State Street Exchange Fund (A Limited Partnership) (the "Partnership") which was formed as a limited partnership, and registered with the Securities and Exchange Commission as an open-end, diversified management company, in 1975. Effective May 1, 1985, in accordance with a Plan of Reorganization and Liquidation which was approved by the partners of the Partnership on December 11, 1984, State Street Exchange Fund, Inc. succeeded to the business and operations of the Partnership. Effective May 1, 1989 State Street Exchange Fund, Inc. was reorganized as a Massachusetts business trust and carries on its operations as State Street Research Exchange Fund (the "Fund") (formerly known as State Street Exchange Fund), a series of State Street Research Exchange Trust (the "Trust") (formerly known as State Street Exchange Trust). References to Registrant here also refer, where appropriate, to Registrant's predecessors.


Investment Policies

            Investment Objective and Restrictions

            The Fund's investment objective is to seek long-term growth of capital and consequent long-term growth of income. This objective cannot be changed without a vote of the shareholders. In order to achieve this objective the Fund's assets normally will be invested largely in a diversified and supervised portfolio of common stocks, or securities convertible into common stocks, believed by management to have growth potential over the years. However, there may be times when, in management's judgment, the Fund's interests are best served and the long range investment objective most likely to be achieved by having a portion of the Fund's assets in cash or fixed income or other defensive securities, and freedom to so administer the portfolio is retained.

            The Fund has no fundamental policy with respect to the issuance of senior securities.

            It is the Fund's policy not to purchase securities on margin or make a short sale of any securities, or purchase or write puts, calls, straddles or spreads except in connection with options on securities and securities indices and options on futures with respect to securities and securities indices.

            It is the Fund's policy not to borrow money except for temporary, emergency or extraordinary purposes and then only up to an amount equal to 10% of its net assets.

            It is the Fund's policy not to underwrite securities of other issuers except to the extent it may be deemed an "underwriter" when it disposes of restricted securities. In addition, it is Registrant's policy not to purchase or otherwise acquire securities for its portfolio which are deemed by the Board of Trustees to be restricted as to resale if such acquisition would cause more than 10% of the Fund's total assets (taken at market value) to be held in such securities.

            It is the Fund's policy not to make any investment which would cause more than 25% of its total assets, taken at market value, to be invested in any one industry.

            It is the Fund's policy not to make any investment in real property. The Fund has no fundamental policy with respect to investment in real estate mortgage loans.

            It is the Fund's policy not to invest in commodities or commodity contracts except for futures and options on futures with respect to securities and securities indices.

            It is the Fund's policy not to make loans to other persons except that Registrant may make loans of its portfolio securities comprising not more than 10% of its total assets if such loans are fully secured by cash when made. Registrant will lend portfolio securities only when a determination has been made by the Board of Trustees that the net return to the Fund in consideration of lending the securities is reasonable and desirable, that any fee paid to the broker placing such loan is reasonable and based solely upon services rendered, that the lending of such securities is consistent with the Fund's investment objective, and that no affiliate of the Fund or of State Street Research & Management Company (the "Management Company") is involved in such lending transaction or is receiving any fees in connection therewith.

            It is the Fund's policy not:

            (a) To purchase oil, gas, or other mineral leases or partnership interests in oil, gas, or other exploration programs;

            (b) To purchase for its portfolio, securities of any issuer (other than the United States or its instrumentalities) if such purchase at the time would cause more than 5% of the total assets of Registrant (taken at market value) to be invested in the securities of such issuer;

            (c) To purchase for its portfolio, securities of any issuer if such purchase at the time thereof would cause more than 10% of any class of securities of such issuer to be held by the Fund;

            (d) To make investments for the purpose of exercising control or management of other companies;

            (e) To purchase securities for its portfolio issued by any other investment company;

            (f) To purchase securities of any issuer which has a record of less than three years' continuous operation if such purchase would cause more than 5% of the Fund's total assets (taken at market value) to be invested in the securities of such issuers; provided that any such three year period may include the operation of any predecessor company, partnership, or individual enterprise if the issuer whose securities are to be purchased came into existence as a result of a merger, consolidation, reorganization, or the purchase of substantially all the assets of such predecessor company, partnership, or individual enterprise; or

            (g) To purchase or retain any securities of an issuer if, to the knowledge of the Fund, those officers and trustees of the Management Company who individually own beneficially more than 1/2 of 1% of the shares or securities of such issuer together own beneficially more than 5% of such shares or securities.


            Rule 144A Securities

            Subject to the limitation on restricted securities noted above, the Fund may buy or sell restricted securities in accordance with Rule 144A under the Securities Act of 1933 ("Rule 144A Securities"). Securities may be resold pursuant to Rule 144A under certain circumstances only to qualified institutional buyers as defined in the rule, and the markets and trading practices for such securities are relatively new and still developing; depending on the development of such markets, such Rule 144A Securities may be deemed to be liquid as determined by or in accordance with methods adopted by the Trustees. Under such methods the following factors are considered, among others: the frequency of trades and quotes for the security, the number of dealers and potential purchasers in the market, marketmaking activity, and the nature of the security and marketplace trades. Investments in Rule 144A Securities could have the effect of increasing the level of the Fund's illiquidity to the extent that qualified institutional buyers become, for a time, uninterested in purchasing such securities. Also, the Fund may be adversely impacted by the possible illiquidity and subjective valuation of such securities in the absence of an active market for them.

            Foreign Investments

            The Fund reserves the right to invest without limitation in securities of non-U.S. issuers directly, or indirectly in the form of American Depositary Receipts ("ADRs") and

            European Depositary Receipts ("EDRs"). Under current policy, however, the Fund limits such investments, including ADRs and EDRs, to a maximum of 35% of its total assets.

            ADRs are receipts, typically issued by a U.S. bank or trust company, which evidence ownership of underlying securities issued by a foreign corporation or other entity. EDRs are receipts issued in Europe which evidence a similar ownership arrangement. Generally, ADRs in registered form are designed for use in U.S. securities markets and EDRs are designed for use in European securities markets. The underlying securities are not always denominated in the same currency as the ADRs or EDRs. Although investment in the form of ADRs or EDRs facilitates trading in foreign securities, it does not mitigate all the risks associated with investing in foreign securities.

            ADRs are available through facilities which may be either "sponsored" or "unsponsored." In a sponsored arrangement, the foreign issuer establishes the facility, pays some or all of the depository's fees, and usually agrees to provide shareholder communications. In an unsponsored arrangement, the foreign issuer is not involved, and the ADR holders pay the fees of the depository. Sponsored ADRs are generally more advantageous to the ADR holders and the issuer than are unsponsored ADRs. More and higher fees are generally charged in an unsponsored program compared to a sponsored facility. Only sponsored ADRs may be listed on the New York or American Stock Exchanges. Unsponsored ADRs may prove to be more risky due to (a) the additional costs involved to the Fund; (b) the relative illiquidity of the issue in U.S. markets; and (c) the possibility of higher trading costs in the over-the-counter market as opposed to exchange-based trading. The Fund will take these and other risk considerations into account before making an investment in an unsponsored ADR.

            The risks associated with investments in foreign securities include those resulting from fluctuations in currency exchange rates, revaluation of currencies, future political and economic developments, including the risks of nationalization or expropriation, the possible imposition of currency exchange blockages, higher operating expenses, foreign withholding and other taxes which may reduce investment return, reduced availability of public information concerning issuers and the fact that foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards or to other regulatory practices and requirements comparable to those applicable to domestic issuers. Moreover, securities of many foreign issuers may be less liquid and their prices more volatile than those of securities of comparable domestic issuers.

            It is anticipated that most of the foreign investments of the Fund will consist of securities of issuers in countries with developed economies. However, the Fund may also invest in the securities of issuers in countries with less developed economies as deemed appropriate by the Management Company, although the Fund does not presently expect to invest more than 5% of its total assets in issuers in such less developed countries. Such countries include countries that have an emerging stock market that trades a small number of securities; countries with low- to middle-income economies; and/or countries with economies that are based on only a few industries. Eastern European countries are considered to have less developed capital markets. To the extent the Fund invests in such securities, it will be subject to a variety of additional risks, including risks associated with political instability, economies based on relatively few industries, lesser market liquidity, high rates of inflation, significant price volatility of portfolio holdings and high levels of external debt in the relevant country.

            Although the Fund may invest in securities denominated in foreign currencies, the Fund values its securities and other assets in U.S. dollars. As a result, the net asset value of the Fund's shares may fluctuate with U.S. dollar exchange rates as well as with price changes of the Fund's securities in the various local markets and currencies. Thus, an increase in the value of the U.S. dollar compared to the currencies in which the Fund makes its investments could reduce the effect of increases and magnify the effect of decreases in the prices of the Fund's securities in their local markets. Conversely, a decrease in the value of the U.S. dollar will have the opposite effect of magnifying the effect of increases and reducing the effect of decreases in the prices of the Fund's securities in the local markets.

            Currency Transactions

            In order to protect against the effect of uncertain future exchange rates on securities denominated in foreign currencies, the Fund may engage in currency exchange transactions either on a spot (i.e., cash) basis at the rate prevailing in the currency exchange market or by entering into forward contracts to purchase or sell currencies. Although such contracts tend to minimize the risk of loss resulting from a correctly predicted decline in value of hedged currency, they tend to limit any potential gain that might result should the value of such currency increase. In entering a forward currency transaction, the Fund is dependent upon the creditworthiness and good faith of the counterparty. The Fund attempts to reduce the risks of nonperformance by the counterparty by dealing only with established, large institutions with which the Management Company has done substantial business in the past.

            The Fund's dealings in forward currency exchange contracts will be limited to hedging involving either specific transactions or aggregate portfolio positions. A forward currency contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts are not commodities and are entered into in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. Although spot and forward contracts will be used primarily to protect the Fund from adverse currency movements, they also involve the risk that anticipated currency movements will not be accurately predicted, which may result in losses to the Fund. This method of protecting the value of the Fund's portfolio securities against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of the securities. It simply establishes a rate of exchange that can be achieved at some future point in time. Although such contracts tend to minimize the risk of loss due to a decline in the value of hedged currency, they tend to limit any potential gain that might result should the value of such currency increase.

            Options and Futures

            The Fund may buy and sell options, futures contracts and options on futures contracts with respect to securities and securities indices, and enter into closing transactions with respect to each of the foregoing under circumstances in which the use of such techniques are expected by the Management Company to aid in achieving the investment objective of the Fund. In most cases, only futures and options listed and traded on national securities exchanges or registered commodities exchanges or which are readily marketable will be used. These techniques will not be employed for speculation, but only as a hedge against changes resulting from market conditions and, subject to the limitations described below, to enhance return. The Fund on occasion may also purchase instruments with characteristics of both futures and securities (e.g., debt instruments with interest and principal payments determined by reference to the value of a commodity or a currency at a future time) and which, therefore, possess the risks of both futures and securities investments.

            The Fund may write covered put and call options on securities to enhance return. For example, the Fund may engage in "buy-and-write" transactions pursuant to which the Fund purchases a security and concurrently writes a call option against that security. The principal reason for writing options on a securities portfolio is to attempt to realize, through the receipt of premiums, a greater return than would be realized on the securities alone. The Fund also reserves the right to use futures or options thereon for such other purposes, including enhancement of return, as may be permitted by the Commodity Futures Trading Commission without subjecting the Fund to regulation as a commodity pool operator.

            The Fund may not establish a position in a commodity futures contract or purchase or sell a commodity option contract for other than bona fide hedging purposes if immediately thereafter the sum of the amount of initial margin deposits and premiums required to establish such positions for such non-hedging purposes would exceed 5% of the market value of the Fund's net assets; similar policies apply to options which are not commodities.

            Instruments of the type described above enable the Fund to participate in the market movement of a specific security, type of security or commodity and thereby compensate for a decline in the values of its portfolio assets, or enable the Fund to protect itself against a rise in the prices of assets which it intends to purchase.

            The use of options, futures and options on futures may involve risks not associated with other types of instruments which the Fund intends to purchase. In particular, the Fund's positions in futures and options may be closed out only on an exchange which provides a secondary market therefor. There can be no assurance that a liquid secondary market will exist for any particular futures contract or option at any specific time. The inability to close out options and futures positions could have an adverse impact. The Fund will enter into an option or futures position only if it appears to be a liquid investment.

            Swap Arrangements

            The Fund may enter into various forms of swap arrangements with counterparties with respect to interest rates, currency rates or indices, including purchase of caps, floors and collars as described below. In an interest rate swap the Fund could agree for a specified period to pay a bank or investment banker the floating rate of interest on a so-called notional principal amount (i.e., an assumed figure selected by the parties for this purpose) in exchange for agreement by the bank or investment banker to pay the Fund a fixed rate of interest on the notional principal amount. In a currency swap the Fund would agree with the other party to exchange cash flows based on the relative differences in values of a notional amount of two (or more) currencies; in an index swap, the Fund would agree to exchange cash flows on a notional amount based on changes in the values of the selected indices. Purchase of a cap entitles the purchaser to receive payments from the seller on a notional amount to the extent that the selected index exceeds an agreed upon interest rate or amount whereas purchase of a floor entitles the purchaser to receive such payments to the extent the selected index falls below an agreed upon interest rate or amount. A collar combines a cap and a floor.

            Most swaps entered into by the Fund will be on a net basis; for example, in an interest rate swap, amounts generated by application of the fixed rate and the floating rate to the notional principal amount would first offset one another, with the Fund either receiving or paying the difference between such amounts. In order to be in a position to meet any obligations resulting from swaps, the Fund will set up a segregated custodial account to hold appropriate liquid assets, including cash; for swaps entered into on a net basis, assets will be segregated having a daily net asset value equal to any excess of the Fund's accrued obligations over the accrued obligations of the other party, while for swaps on other than a net basis assets will be segregated having a value equal to the total amount of the Fund's obligations.

            These arrangements will be made primarily for hedging purposes, to preserve the return on an investment or on a part of the Fund's portfolio. However, the Fund may enter into such arrangements for income purposes to the extent permitted by the Commodities Futures Trading Commission for entities which are not commodity pool operators, such as the Fund. In entering a swap arrangement, the Fund is dependent upon the creditworthiness and good faith of the counterparty. The Fund attempts to reduce the risks of nonperformance by the counterparty by dealing only with established, reputable institutions. The swap market is still relatively new and emerging; positions in swap arrangements may become illiquid to the extent that nonstandard arrangements with one counterparty are not readily transferable to another counterparty or if a market for the transfer of swap positions does not develop. The use of interest rate swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If the Management Company is incorrect in its forecasts of market values, interest rates and other applicable factors, the investment performance of the Fund would diminish compared with what it would have been if these investment techniques were not used. Moreover, even if the Management Company is correct in its forecasts, there is a risk that the swap position may correlate imperfectly with the price of the asset or liability being hedged.

            Securities Lending


            The Fund may lend portfolio securities with a value of up to 10% of its total assets. The Fund will receive cash or cash equivalents (e.g., U.S. Government obligations) as collateral in an amount equal to at least 100% of the current market value of the loaned securities plus accrued interest. Collateral received by the Fund will generally be held in the form tendered, although cash may be invested in securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities, irrevocable stand-by letters of credit issued by a bank, or any combination thereof. The investing of cash collateral received from loaning portfolio securities involves leverage which magnifies the potential for gain or loss on monies invested and, therefore, results in an increase in the volatility of the Fund's outstanding securities. Such loans may be terminated at any time. The Fund will retain most rights of ownership including rights to dividends, interest or other distributions on the loaned securities. Voting rights pass with the lending, although the Fund may call loans to vote proxies if desired. Should the borrower of the securities fail financially, there is a risk of delay in recovery of the securities or loss of rights in the collateral. Loans are made only to borrowers which are deemed by the Management Company to be of good financial standing.


            Industry Classifications

            In determining how much of the portfolio is invested in a given industry, the following industry classifications are currently used. Securities issued or guaranteed as to principal or interest by the U.S. Government or its agencies or instrumentalities or mixed-ownership Government corporations or sponsored enterprises (including repurchase agreements involving U.S. Government securities to the extent excludable under relevant regulatory interpretations) are excluded. Securities issued by foreign governments are also excluded. Companies engaged in the business of financing will be classified according to the industries of the parent companies or industries that otherwise most affect such financing companies. Issuers of asset-backed pools will be classified as separate industries based on the nature of the underlying assets, such as mortgages and credit card receivables. "Asset-backed--Mortgages" includes private pools of nongovernment backed mortgages.

      Basic Industries            Consumer Staple          Science & Technology
      ----------------            ---------------          --------------------
      Chemical                    Business Service         Aerospace
      Diversified                 Container                Computer Software &
      Electrical Equipment        Drug                      Service
      Forest Products             Food & Beverage          Electronic Components
      Machinery                   Hospital Supply          Electronic Equipment
      Metal & Mining              Personal Care            Office Equipment
      Railroad                    Printing & Publishing
      Truckers                    Tobacco

      Utility                     Energy                   Consumer Cyclical
      ----------------            ---------------          --------------------
      Electric                    Oil Refining             Airline
      Gas                          & Marketing             Automotive
      Gas Transmission            Oil Production           Building
      Telephone                   Oil Service              Hotel & Restaurant
                                                           Photography
      Other                       Finance                  Recreation
      ----------------            ---------------          Retail Trade
      Trust Certificates--        Bank                     Textile & Apparel
       Government Related         Financial Service
       Lending                    Insurance
      Asset-backed--Mortgages
      Asset-backed--Credit
       Card Receivables

Trustees and Officers


            Under Registrant's Master Trust Agreement, subject to the terms thereof, Registrant's Board of Trustees has general management and control of all the property and affairs of the Fund.


            The Trustees and principal officers of the Trust, their addresses, and their principal occupations and positions with certain affiliates of the Management Company are set forth below.

            *+Peter C. Bennett, One Financial Center, Boston, MA 02111, serves as Vice President of the Trust. He is 58. His principal occupation is Executive Vice President and Director of State Street Research & Management Company. During the past five years he has also served as Senior Vice President and Vice President of State Street Research & Management Company. Mr. Bennett's other principal business affiliation is Director, State Street Research Investment Services, Inc.

            +Steve A. Garban, The Pennsylvania State University, 208 Old Main, University Park, PA 16802, serves as Trustee of the Trust. He is 59. He is retired and was formerly Senior Vice President Finance and Operations and Treasurer Emeritus of The Pennsylvania State University.

            +Malcolm T. Hopkins, 14 Brookside Road, Biltmore Forest, Asheville, NC 28803, serves as Trustee of the Trust. He is 68. He is engaged principally in private investments. Previously, he was Vice Chairman of the Board and Chief Financial Officer of St. Regis Corp.

            +Edward M. Lamont, Box 1234, Moores Hill Road, Syosset, NY 11791, serves as Trustee of the Trust. He is 70. He is engaged principally in private investments and civic affairs, and is an author of business history. Previously, he was with Morgan Guaranty Trust Company of New York.

            +Robert A. Lawrence, Saltonstall & Co., 50 Congress Street, Boston, MA 02109, serves as Trustee of the Trust. He is 70. His principal occupation is Associate of Saltonstall & Co., a private investment firm. During the past five years he has also served as Partner of that firm.

            *+Gerard P. Maus, One Financial Center, Boston, MA 02111, serves as Treasurer of the Trust. He is 46. His principal occupation is Executive Vice President, Treasurer and Director of State Street Research & Management Company. During the past five years he has also served as Executive Vice President and Chief Financial Officer of New England Investment Companies and as Senior Vice President and Vice President of New England Mutual Life Insurance Company. Mr. Maus's other principal business affiliations include Executive Vice President, Treasurer, Chief Financial Officer and Director of State Street Research Investment Services, Inc.

            *+Francis J. McNamara, III, One Financial Center, Boston, MA 02111, serves as Secretary and General Counsel of the Trust. He is 41. His principal occupation is Executive Vice President, General Counsel and Secretary of State Street Research & Management Company. During the past five years he has also served as Senior Vice President of State Street Research & Management Company and as Senior Vice President, General Counsel and Assistant Secretary of The Boston Company, Inc., Boston Safe Deposit and Trust Company and The Boston Company Advisors, Inc. Mr. McNamara's other principal business affiliations include Senior Vice President, General Counsel and Clerk of State Street Research Investment Services, Inc.


------------------------------------------------
* or +    See footnotes on page 13

            +Dean O. Morton, 3200 Hillview Avenue, Palo Alto, CA 94304, serves as Trustee of the Trust. He is 65. He is retired, having served during the past five years, until October 1992, as Executive Vice President, Chief Operating Officer and Director of Hewlett-Packard Company.

            +Thomas L. Phillips, 141 Spring Street, Lexington, MA 02173, serves as Trustee of the Trust. He is 72. He is retired and was formerly Chairman of the Board and Chief Executive Officer of Raytheon Company, of which he remains a Director.

            +Toby Rosenblatt, 3409 Pacific Avenue, San Francisco, CA 94118, serves as Trustee of the Trust. He is 58. His principal occupations during the past five years have been President of The Glen Ellen Company, a private investment company and Vice President of Founders Investments Ltd.

            +Michael S. Scott Morton, Massachusetts Institute of
Technology, 77 Massachusetts Avenue, Cambridge, MA 02139, serves as Trustee of the Trust. He is 59. His principal occupation during the past five years has been Jay W. Forrester Professor of Management at Sloan School of Management, Massachusetts Institute of Technology.

            *+Ralph F. Verni, One Financial Center, Boston, MA 02111, serves as Chairman of the Board, President, Chief Executive Officer and Trustee of the Trust. He is 54. His principal occupation is Chairman of the Board, President, Chief Executive Officer and Director of State Street Research & Management Company. During the past five years he also served as President and Chief Executive Office of New England Investment Companies and as Chief Investment Officer and Director of New England Mutual Life Insurance Company. Mr. Verni's other principal business affiliations include Chairman of the Board and Director of State Street Research Investment Services, Inc. and until February 1996, prior positions as President and Chief Executive Officer.

------------------------------------------------
* or +    See footnotes on page 13

            +Jeptha H. Wade, 251 Old Billerica Road, Bedford, MA 01730, serves as Trustee of the Trust. He is 72. He is retired and was formerly Of Counsel for the law firm Choate, Hall & Stewart. He was partner of that firm from 1960 to 1987.

            *+James M. Weiss, One Financial Center, Boston, MA 02111, serves as Vice President of the Trust. He is 50. His principal occupation is Senior Vice President of State Street Research & Management Company. During the past five years he has also served as President and Chief Investment Officer of IDS Advisory Group, Inc. and as Senior Vice President of Stein, Roe & Farnham.

            *+Kennard Woodworth, Jr., One Financial Center, Boston, MA 02111, serves as Vice President of the Trust. He is 58. His principal occupation is Senior Vice President of State Street Research & Management Company.

----------------------------

* These Trustees and/or officers are or may be deemed to be "interested persons" of the Trust under the Investment Company Act of 1940 (the "1940 Act") because of their affiliations with the Trust's Management Company.

+ Serves as a Trustee and/or officer of one or more of the following investment companies, each of which has an advisory or distribution relationship with the Management Company or its affiliates: State Street Research Equity Trust, State Street Research Financial Trust, State Street Research Income Trust, State Street Research Money Market Trust, State Street Research Tax-Exempt Trust, State Street Research Capital Trust, State Street Research Exchange Trust, State Street Research Growth Trust, State Street Research Master Investment Trust, State Street Research Securities Trust, State Street Research Portfolios, Inc. and Metropolitan Series Fund, Inc.

Controlling Persons and Principal Holders of Securities

            There are no persons who control Registrant.

            There are no persons who own or are known by Registrant to own of record or beneficially 5% or more of Registrant's outstanding shares.


            Registrant's Trustees and principal Officers as a group beneficially owned, as of March 31, 1997, less than 1% of the outstanding shares of the Registrant.

            The Trustees were compensated as follows:




               Name of                     Aggregate          Total
               Trustee                     Compensation       Compensation
                                           From Trust(a)      From Trust and
                                                              Complex Paid
                                                              to Trustees(b)




            Steve A. Garban                $   0*              $ 34,750
            Malcolm T. Hopkins             $   0*              $ 34,750
            Edward M. Lamont               $4,000              $ 59,375
            Robert A. Lawrence             $4,000              $ 92,125
            Dean Morton                    $4,200              $ 96,125
            Thomas L. Phillips             $4,000              $ 59,375
            Toby Rosenblatt                $4,000              $ 59,375
            Michael S. Scott Morton        $4,400              $100,325
            Ralph F. Verni                 $    0              $      0
            Jeptha H. Wade                 $4,200              $ 63,375

(a)         For the Fund's fiscal year ended December 31, 1996.

(b) Includes compensation on behalf of all series of investment companies for which the Management Company served directly or indirectly as investment adviser or for which State Street Research Investment Services, Inc. served as distributor. "Total Compensation From Trust and Complex Paid to Trustees" is for the 12 months ended December 31, 1996. The Trust does not provide any pension or retirement benefits for the Trustees.

* Elected Trustee on February 5, 1997. Fees shown are for the fiscal year ended December 31, 1996.

Investment Advisory and Other Services


            Registrant's Management Company is State Street Research & Management Company, a Delaware corporation, with offices at One Financial Center, Boston, Massachusetts 02111-2690. The Management Company is an indirect wholly-owned subsidiary of Metropolitan Life Insurance Company. It, and its predecessor, a Massachusetts partnership having the same name, have been providing investment advice and management to clients since 1927. As of February 28, 1997, the Management Company had assets of approximately $42.4 billion under direct or indirect management.


            The advisory fee payable quarterly by Registrant to the Management Company is computed as a percentage of the average of the values of the net assets of Registrant as determined at the close of each business day during the quarter at the annual rate of 1/2 of 1% of the value of such net assets.


            The total investment management fees paid by Registrant to the Management Company for the fiscal years ended December 31, 1996, 1995 and 1994 were $1,281,051, $1,078,699 and $1,011,335, respectively.


            Registrant's investment advisory contract with the Management Company provides that the Management Company shall furnish Registrant with suitable office space and facilities and such management, investment advisory, statistical and research facilities and services as may be required from time to time by Registrant. Although under such contract Registrant is responsible for all of its other expenses and services, the Management Company currently follows, and expects to continue to follow, the practice of keeping Registrant's general books and accounts relative to the net asset value of Registrant's shares and of calculating such net asset value, both at no additional charge.

            Under the Code of Ethics of the Management Company, its employees in Boston, where investment management operations are conducted, are only permitted to engage in personal securities transactions in accordance with certain conditions relating to an employee's position, the identity of the security, the timing of the transaction, and similar factors. Such employees must report their personal securities transactions quarterly and supply broker confirmations of such transactions to the Management Company.

            State Street Bank and Trust Company (the "Bank") is the registrant's custodian with main offices at 225 Franklin Street, Boston, MA 02110. As custodian the Bank maintains custody over all portfolio securities and cash of Registrant. The Bank also acts as Registrant's Dividend Disbursing Agent and as Transfer Agent (the "Transfer Agent") with respect to shares of Registrant and in each capacity maintains appropriate records relating to, and forwards appropriate statements to, Registrant's shareholders.

            Under a Shareholders' Administrative Services Agreement with the Trust, State Street Research Investment Services, Inc. provides shareholders' administrative services, such as responding to inquiries and instructions from investors respecting shareholder records and the redemption of shares of the Fund, and is entitled to a fee for providing such services.

            Registrant's independent accountants are Coopers & Lybrand L.L.P., One Post Office Square, Boston, MA 02109. This firm is responsible for all required audit functions with respect to Registrant's financial statements and reviews Registrant's semi-annual and annual reports to Registrant's shareholders as well as Registrant's filings with the Securities and Exchange Commission on Form N-1A.


PORTFOLIO TRANSACTIONS

            Portfolio Turnover


            The Fund's portfolio turnover rate is determined by dividing the lesser of securities purchases or sales for a year by the monthly average value of securities held by the Fund (excluding, for purposes of this determination, securities the maturities of which as of the time of their acquisition were one year or less). The portfolio turnover rates for the fiscal years ended December 31, 1995 and 1996 were 11.67% and 5.39%, respectively.


            Brokerage Allocation


            The Management Company's policy is to seek for its clients, including the Fund, what in the Management Company's judgment will be the best overall execution of purchase or sale orders and the most favorable net prices in securities transactions consistent with its judgment as to the business qualifications of the various broker or dealer firms with whom the Management Company may do business, and the Management Company may not necessarily choose the broker offering the lowest available commission rate. Decisions with respect to the market where the transaction is to be completed, to the form of transaction (whether principal or agency), and to the allocation of orders among brokers or dealers are made in accordance with this policy. In selecting brokers or dealers to effect portfolio transactions, consideration is given to their proven integrity and financial responsibility, their demonstrated execution experience and capabilities both generally and with respect to particular markets or securities, the competitiveness of their commission rates in agency transactions (and their net prices in principal transactions), their willingness to commit capital, and their clearance and settlement capability. The Management Company makes every effort to keep informed of commission rate structures and prevalent bid/ask spread characteristics of the markets and securities in which transactions for the Fund occur. Against this background, the Management Company evaluates the reasonableness of a commission or a net price with respect to a particular transaction by considering such factors as difficulty of execution or security positioning by the executing firm. The Management Company may or may not solicit competitive bids based on its judgment of the expected benefit or harm to the execution process for that transaction.

            When it appears that a number of firms could satisfy the required standards in respect of a particular transaction, consideration may also be given to services other than execution services which certain of such firms have provided in the past or may provide in the future. Negotiated commission rates and prices, however, are based upon the Management Company's judgment of the rate which reflects the execution requirements of the transaction without regard to whether the broker provides services in addition to execution. Among such other services are the supplying of supplemental investment research; general economic, political and business information; analytical and statistical data; relevant market information, quotation equipment and services; reports and information about specific companies, industries and securities; purchase and sale recommendations for stocks and bonds; portfolio strategy services; historical statistical information; market data services providing information on specific issues and prices; financial publications; proxy voting data and analysis services; technical analysis of various aspects of the securities markets, including technical charts; computer hardware used for brokerage and research purposes; computer software and databases (including those used for portfolio analysis and modelling and including software providing investment personnel with efficient access to current and historical data from a variety of internal and external sources); portfolio evaluation services; and data relating to the relative performance of accounts.

            In the case of the Fund and other registered investment companies advised by the Management Company, the above services may include data relating to performance, expenses and fees of those investment companies and other investment companies; this information is used by the Trustees or directors of the investment companies to fulfill their responsibility to oversee the quality of the Management Company's advisory services and to review the fees and other provisions contained in the advisory contracts between the investment companies and the Management Company. The Management Company considers these investment company services only in connection with the execution of transactions on behalf of its investment company clients and not its other clients.

            Certain of the nonexecution services provided by broker-dealers may in turn be obtained by the broker-dealers from third parties who are paid for such services by the broker-dealers. The Management Company has an investment in less than ten percent of the outstanding equity of one such third party which is engaged in the development and licensing of trading systems which include portfolio analysis and modelling and other research and investment decision-making capabilities. The Management Company may allocate brokerage to broker-dealers who in turn pay this third party for the portion of the third party's trading system provided to the Investment Manager which is estimated by the Investment Manager to provide appropriate assistance in the investment decision-making process. Because of its minority interest in the third party, the Investment Manager could be said to benefit indirectly from such brokerage allocation.

            The Management Company regularly reviews and evaluates the services furnished by broker-dealers. Among other measures, the Management Company's investment management personnel seek to evaluate the quality of research and other services received, and the results of this effort are made available to the equity trading department which sometimes uses this information as a consideration in the selection of brokers to execute portfolio transactions.

            Some services furnished by broker-dealers may be used for research and investment decision-making purposes, and also for marketing or administrative purposes. Under these circumstances, the Management Company allocates the cost of such services to determine the appropriate proportion of the cost which is allocable to purposes other than research or investment decision-making and the Management Company pays for that proportion directly from its own funds. Some research and execution services may benefit the Management
            Company's clients as a whole, while others may benefit a specific segment of clients. Not all such services will necessarily be used exclusively in connection with the accounts which pay the commissions to the broker-dealer producing the services.

            The Management Company has no fixed agreements or understandings with any broker-dealer as to the amount of brokerage business which that firm may expect to receive for services supplied to the Management Company or otherwise. There may be, however, understandings with certain firms that in order for such firms to be able to continuously supply certain services, they need to receive allocation of a specified amount of brokerage business. These understandings are honored to the extent possible in accordance with the policies set forth above.

            It is not the Management Company's policy to intentionally pay a firm a brokerage commission higher than that which another firm would charge for handling the same transaction in recognition of services (other than execution services) provided. However, the Management Company is aware that this is an area where differences of opinion as to fact and circumstances may exist, and in such circumstances, if any, relies on the provisions of Section 28(e) of the Securities Exchange Act of 1934, to the extent applicable. Brokerage commissions paid by Registrant during the fiscal years ended December 31, 1996, 1995 and 1994 were $37,358, $77,724 and
            $37,358, respectively. During and at the end of its most recent fiscal year, the Fund held in its portfolio no securities of any entity that might be deemed to be a regular broker-dealer of the Fund as defined under the 1940 Act.

            In the case of the purchase of fixed income securities in underwriting transactions, the Management Company follows any instructions received from its clients as to the allocation of new issue discounts, selling concessions and designations to brokers or dealers which provide the client with research, performance evaluation, master trustee and other services. In the absence of instructions from the client, the Management Company may make such allocations to broker-dealers which have provided the Management Company with research and brokerage services.

            When more than one client of the Management Company is seeking to buy or sell the same security, the sale or purchase is carried out in a manner which is considered fair and equitable to all accounts. In allocating investments among various clients (including in what sequence orders for trades are placed), the Management Company will use its best business judgment and will take into account such factors as the investment objectives of the clients, the amount of investment funds available to each, the amount already committed for each client to a specific investment and the relative risks of the investments, all in order to provide on balance a fair and equitable result to each client over time. Although sharing in large transactions may sometimes affect price or volume of shares acquired or sold, overall it is believed there may be an advantage in execution. The Management Company may follow the practice of grouping orders of various clients for execution to get the benefit of lower prices or commission rates. In certain cases where the aggregate order may be executed in a series of transactions at various prices, the transactions are allocated as to amount and price in a manner considered equitable to each so that each receives, to the extent practicable, the average price of such transactions. Exceptions may be made based on such factors as the size of the account and the size of the trade. For example, the Management Company may not aggregate trades where it believes that it is in the best interests of clients not to do so, including situations where aggregation might result in a large number of small transactions with consequent increased custodial and other transactional costs which may disproportionately impact smaller accounts. Such disaggregation, depending on the circumstances, may or may not result in such accounts receiving more or less favorable execution relative to other clients.


Shares of Beneficial Interest and Other Securities

            The Fund's only authorized and outstanding securities are shares of beneficial interest ("Shares"). The following provisions are applicable to the Shares.

            (i)                     Distribution Rights

                                    The Board of Trustees determines the amounts of ordinary income and/or capital gains to be distributed to the holders of Shares and the time or times when such distributions will be made. Distributions of net income, exclusive of capital gains, to the extent practicable will be made quarterly. Such dividends are declared in additional Shares with the option to each shareholder to elect to receive the distribution in cash. The Fund's current practice is to retain long-term capital gains and to pay the Federal taxes thereon at corporate capital gains tax rates on behalf of the shareholders.

            (ii)                    Voting Rights

                                    Shareholders are entitled to one vote or fraction thereof for each Share, or fraction thereof, held. The Shares do not possess cumulative voting rights.

            (iii)                   Liquidation Rights

                                    All Shares will participate on a pro rata basis in net assets in the event of liquidation.

            (iv)                    Preemptive Rights

                                    Shares and fractions thereof have no
                                    Preemptive rights.

            (v)                     Conversion Rights

                                    Shares and fractions thereof have no
                                    conversion rights.

            (vi)                    Redemption Provisions

                                    A Shareholder has the right to redeem his Shares by delivering to the Fund either his certificates, or an instrument of transfer if no certificates have been issued, in good order for transfer, with a separate written request for redemption. Redemption is made at the net asset value next computed after such delivery. Good order means that certificates or instruments of transfer must be endorsed by the record owner(s) exactly as the Shares are registered and the signature(s) must be guaranteed by a bank, a member firm of a national stock exchange, or other eligible guarantor institution. The Transfer Agent will not accept guarantees (or notarizations) from notaries public. The above requirements may be waived by the Fund in certain instances.

                                    Payment for Shares surrendered for
                                    redemption is made within seven days. The
                                    Fund may suspend the right of redemption or postpone the date of payment of a redemption or redemptions during any period when trading on the New York Stock Exchange (the "NYSE") is restricted or such Exchange is closed (other than weekends or holidays), or the Securities and Exchange Commission has by order permitted such suspension, or the Board of Trustees has determined an emergency exists making disposal of securities, or determination of the net asset value of the Fund, not reasonably practicable. The Fund, in the sole discretion of the Board of Trustees, may pay, and ordinarily will pay, the redemption price in whole or in part by a distribution in kind of securities from the portfolio of the Fund in lieu of cash.

            (vii)                   Sinking Fund Provisions

                                    There are no sinking fund provisions.

            (viii)                  Liability to Further Calls or to Assessment

                                    There is no liability to further calls or to assessment by the Registrant.

                                    The rights of Registrant's shareholders set forth in Registrant's Master Trust Agreement may be modified by lawful amendment thereof at any time, so long as such amendment does not have a material adverse effect on the rights of any shareholder with respect to which such amendment is or purports to be applicable by an instrument in writing signed by a majority of Trustees (or by an officer pursuant to a vote of a majority of Trustees). Any such amendment that does have a material adverse effect on the rights of shareholders may be adopted as above provided when authorized by vote of a majority of shares then outstanding and entitled to vote.

                                    Under Massachusetts law, the shareholders of the Trust could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Master Trust Agreement of the Trust disclaims shareholder liability for acts or obligations of the Trust and provides for indemnification for all losses and expenses of any shareholder of the Fund held personally liable for the obligations of the Trust. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the Fund would be unable to meet its obligations. The Management Company believes that, in view of the above, the risk of personal liability to shareholders is remote.

                                    Shareholder inquiries should be made to
                                    State Street Research Shareholder Services,
                                    P.O. Box 8408, Boston, MA 02266-8408 or, if
                                    by telephone, to 1-800-562-0032.


Redemption and Pricing of Securities

            The Fund is not offering its Shares to the general public and consequently has no offering price. Registrant has no principal underwriter.

            As set forth above, redemptions of the Fund's Shares are made at their net asset value next computed after delivery of such shares to the Fund in good order for transfer under the conditions and in accordance with the policies and procedures there stated.

            The Fund reserves the right to pay redemptions in kind with portfolio securities in lieu of cash. In accordance with its election pursuant to Rule 18f-1 under the 1940 Act, the Fund may limit the amount of redemption proceeds paid in cash. Although it has no present intention to do so, the Fund may, under unusual circumstances, limit redemptions in cash with respect to each shareholder during any ninety-day period to the lesser of (i) $250,000 or (ii) 1% of the net asset value of the Fund at the beginning of such period. In connection with any redemptions paid in kind with portfolio securities, brokerage and other costs may be incurred by the redeeming shareholder in the sale of the securities received.

            The net asset value of the shares of the Fund is determined once daily as of the close of the NYSE, ordinarily 4 P.M. New York
            City time, Monday through Friday, on each day during which the NYSE is open for unrestricted trading. The NYSE is currently closed for New Year's Day, Presidents Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

            The net asset value per share of the Fund is computed by dividing the sum of the market value of the securities held by the Fund plus any cash or other assets minus all liabilities by the total number of outstanding shares of the Fund at such time. Any expenses, except for extraordinary or nonrecurring expenses, borne by the Fund, including the investment management fee payable to the Management Company, are accrued daily.

            In determining the values of the portfolio assets, the Trustees utilize one or more pricing services to value, certain securities for which market quotations are not readily available on a daily basis. The pricing services may provide prices determined as of times prior to the close of the NYSE.

            In general, securities are valued as follows. Securities which are listed or traded on the New York or American Stock Exchange are valued at the price of the last quoted sale on the respective exchange for that day. Securities which are listed or traded on a national securities exchange or exchanges, but not on the New York or American Stock Exchange, are valued at the price of the last quoted sale on the exchange for that day prior to the close of the NYSE. Securities not listed on any national securities exchange which are traded "over the counter" and for which quotations are available on the National Association of Securities Dealers' NASDAQ System, or other system, are valued at the closing price supplied through such system for that day at the close of the NYSE. Other securities are, in general, valued at the mean of the bid and asked quotations last quoted prior to the close of the NYSE if there are market quotations readily available, or in the absence of such market quotations, then at the fair value thereof as determined by or under authority of the Trustees of the Trust with the use of such pricing services as may be deemed appropriate or methodologies approved by the Trustees.


            Short-term debt instruments issued with a maturity of one year or less which have a remaining maturity of 60 days or less are valued using the amortized cost method, provided that during any period in which more than 25% of the Fund's total assets is invested in short-term debt securities the current market value of such securities will be used in calculating net asset value per share in lieu of the amortized cost method. The amortized cost method is used when the value obtained is fair value. Under the amortized cost method of valuation, the security is initially valued at cost on the date of purchase (or in the case of short-term debt instruments purchased with more than 60 days remaining to maturity, the market value on the 61st day prior to maturity), and thereafter a constant amortization to maturity of any discount or premium is assumed regardless of the impact of fluctuating interest rates on the market value of the security.


Tax Status

            Registrant intends to qualify under those sections of the Internal Revenue Code which provide that Registrant, so long as it so qualifies, will pay no federal income taxes on investment income or on capital gains to the extent they are distributed to Registrant's shareholders.

            Dividends paid out of investment income are taxable to Registrant's shareholders at ordinary income tax rates whether they are taken by Registrant's shareholders in additional shares of Registrant or in cash. In general, such dividends are eligible for the dividends received deduction for corporations. The percentage of Registrant's dividends eligible for such tax treatment may be less than 100% to the extent that less than 100% of the Registrant's gross income may be from qualifying dividends of domestic corporations. Distributions of capital gains, if made, will ordinarily be taxable to Registrant's shareholders at federal capital gain rates regardless of how long the underlying shares of Registrant have been held and regardless of whether they are taken by the shareholder in additional shares of Registrant or in cash.

            Registrant currently follows a policy of distributing substantially all of its net investment income (ordinarily no less than 98% to avoid imposition of an excise tax under the Internal Revenue Code) to its shareholders and of retaining net realized capital gains and paying the Federal tax thereon on behalf of its shareholders. Retention by Registrant of its net realized long-term capital gains and payment of the tax thereon on behalf of shareholders results in each shareholder including in his income tax return his proportionate share of such gains and taking a credit for the payment of the corporate tax thereon and of increasing the tax basis of his shares in Registrant by an amount equal to the difference between his proportionate share of such gains and the amount of the tax paid on his behalf by Registrant.


Financial Statements


            The Investment Portfolio, the Statement of Assets and Liabilities, the Statement of Operations, the Notes to Financial Statements (including Financial Highlights), the Report of Independent Accountants and Management's Discussion of Fund Performance, each of which is included in the Annual Report to Shareholders of State Street Research Exchange Fund, for the fiscal year ended December 31, 1996, and the Statement of Changes in Net Assets for the year ended December 31, 1996 and for the year ended December 31, 1995, also included in said Annual Report, are hereby incorporated by reference into this Statement of Additional Information.

                                     Part C

                      STATE STREET RESEARCH EXCHANGE TRUST

                                     PART C
                                OTHER INFORMATION



Item 24.  Financial Statements and Exhibits


            (a) Financial Statements - Incorporated by reference in Part B of this Registration Statement from the Annual Report to Shareholders for the fiscal year ended December 31, 1996:

                                    Investment Portfolio
                                    Statement of Assets and Liabilities
                                    Statement of Operations
                                    Statement of Changes in Net Assets - Years
                                      ended December 31, 1996 and December 31,
                                      1995
                                    Notes to Financial Statements (including
                                      Financial Highlights)
                                    Report of Independent Accountants
                                    Management's Discussion of Fund Performance

            (b)         Exhibits

                        (1)         Master Trust Agreement and
                                    Amendment No. 1 to the
                                    Master Trust Agreement (v)
                        (2)(a)      By-Laws (i)*
                        (2)(b)      No. 1 to By-Laws effective
                                    September 30, 1992 (iv)*
                        (4)         Specimen Share Certificate (i)
                        (5)         Investment Advisory Contract (iii)
                        (8)(a)      Custodian Contract (ii)
                        (11)        Consent of Coopers & Lybrand L.L.P.
                        (12)        Annual Report to Shareholders
                                      for fiscal year ended December 31, 1996
                        (17) First Amended and Restated Multiple Class Expense Allocation Plan
                        (18)(a)     Power of Attorney (v)
                        (18)(b)     Certificate of Board Resolution Respecting
                                      Power of Attorney (v)
                        (27)        Financial Data Schedule


----------------------

Filed as part of the Registration Statement as noted below and incorporated herein by reference:

Footnote                Investment Company Act of 1940
Reference               Registration/Amendment                 Date Filed


    i                   Amendment No. 5 to                     April 26, 1989
                        Registration Statement

   ii                   Amendment No. 6 to                     April 27, 1990
                        Registration Statement

  iii                   Amendment No. 8 to                     April 30, 1991
                        Registration Statement

   iv                   Amendment No. 10 to                    April 30, 1993
                        Registration Statement

    v                   Amendment No. 13 to
                        Registration Statement                 April 29, 1996

* Filed electronically April 24, 1996

Item 25.  Persons Controlled by or under Common Control with
          Registrant

            Inapplicable.


Item 26.  Number of Holders of Securities


                        (1)                    (2)
                                        Number of Record
            Title of Class              Holders (at 3/31/97)

            Shares of
            Beneficial Interest                422



Item 27.  Indemnification

            Article VI of Registrant's Master Trust Agreement provides: The Trust shall indemnify (from the assets of the Sub-Trust or Sub-Trusts in question) each of its Trustees and officers (including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise (hereinafter referred to as a "Covered Person")) against all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants' and counsel fees, incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Trustee or officer, director or trustee, except with respect to any matter as to which it has been determined that such Covered Person had acted with willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office (such conduct referred to hereafter as "Disabling Conduct"). A determination that the Covered Person is entitled to indemnification may be made by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of Disabling Conduct, (ii) dismissal of a court action or an administrative proceeding against a Covered Person for insufficiency of evidence of Disabling Conduct, or (iii) a reasonable determination, based upon a review of the facts, that the indemnitee was not liable by reason of Disabling Conduct by (a) a vote of a majority of a quorum of Trustees who are neither "interested persons" of the Trust as defined in section 2(a)(19) of the 1940 Act nor parties to the proceeding, or (b) an independent legal counsel in a written opinion.

Item 28.  Business and Other Connections of Investment Adviser

 Describe any other business, profession, vocation or employment of a substantial nature in which each investment adviser of the Registrant, and each director, officer or partner of any such investment adviser, is or has been, at any time during the past two fiscal years, engaged for his own account or in the capacity of director, officer, employee, partner or trustee.

                                                                                                              Principal business
Name                      Connection                           Organization                                 address of organization
----                      ----------                           ------------                                 -----------------------

State Street             Investment Adviser                   Various investment                                    Boston, MA
  Research &                                                  advisory clients
  Management
  Company

Arpiarian, Tanya         None
  Vice President

Bangs, Linda L.          None
  Vice President

Bennett, Peter C.        Vice President                       State Street Research Capital Trust                   Boston, MA
  Director and           Vice President                       State Street Research Exchange Trust                  Boston, MA
  Executive Vice         Vice President                       State Street Research Financial Trust                 Boston, MA
  President              Vice President                       State Street Research Growth Trust                    Boston, MA
                         Vice President                       State Street Research Master Investment Trust         Boston, MA
                         Vice President                       State Street Research Equity Trust
                         Vice President                       State Street Research Income Trust                    Boston, MA
                         Director                             State Street Research Investment Services, Inc        Boston, MA
                         Director                             Boston Private Bank & Trust Co.                       Boston, MA
                         President and Director               Christian Camps & Conferences, Inc.                   Boston, MA
                         Chairman and Trustee                 Gordon College                                        Wenham, MA

Bochman, Kathleen        None
  Vice President

Bray, Michael J.         Employee                             Merrill Lynch & Co.                                   Boston, MA
  Vice President

Brown, Susan H.          None
  Vice President

Buffum, Andrea           Project Manager                      BankBoston                                            Boston, MA
  Vice President         (until 12/96)
                         Managing Director                    State Street Global Advisors                          Boston, MA
                         (until 12/95)

Burbank, John F.         None
  Senior Vice President
  (Vice President until
  7/96)

Cabrera, Jesus A.        Vice President                       First Chicago Investment Management Co.               Chicago, IL
  Vice President         (until 5/96)
                         Vice President                       State Street Research Capital Trust                   Boston, MA

Canavan, Joseph W.       Assistant Treasurer                  State Street Research Equity Trust                    Boston, MA
  Vice President         Assistant Treasurer                  State Street Research Financial Trust                 Boston, MA
                         Assistant Treasurer                  State Street Research Income Trust                    Boston, MA
                         Assistant Treasurer                  State Street Research Money Market Trust              Boston, MA
                         Assistant Treasurer                  State Street Research Tax-Exempt Trust                Boston, MA
                         Assistant Treasurer                  State Street Research Capital Trust                   Boston, MA
                         Assistant Treasurer                  State Street Research Exchange Trust                  Boston, MA
                         Assistant Treasurer                  State Street Research Growth Trust                    Boston, MA
                         Assistant Treasurer                  State Street Research Master Investment Trust         Boston, MA
                         Assistant Treasurer                  State Street Research Securities Trust                Boston, MA
                         Assistant Controller                 State Street Research Portfolios, Inc.                New York, NY

                                                                 C-3

                                                                                                              Principal business
Name                      Connection                           Organization                                 address of organization
----                      ----------                           ------------                                 -----------------------

Carmen, Michael          Portfolio Manager                    Montgomery Asset Management                         San Francisco, CA
  Vice President         (until 11/96)
                         Vice President                       State Street Research & Management Company          Boston, MA
                         (until 4/96)
                         Vice President                       State Street Research Capital Trust                 Boston, MA

Carstens, Linda C.       None
  Vice President

Clifford, Jr., Paul J.   Vice President                       State Street Research Tax-Exempt Trust              Boston, MA
  Vice President

D'Vari, Ronald           None
  Vice President

DeVeuve, Donald          None
  Vice President

DiFazio, Susan M.W.      Senior Vice President                State Street Research Investment Services, Inc.     Boston, MA
  Vice President

Dillman, Thomas J        Director of Research                 Bank of New York                                    New York, NY
  Senior Vice President  (until 6/95)

Drake, Susan W.          Vice President                       State Street Research Tax-Exempt Trust              Boston, MA
  Vice President         (until 2/96)

Duggan, Peter J.         None
  Senior Vice
  President

Evans, Gordon            Senior Vice President                State Street Research Investment Services, Inc.     Boston, MA
  Vice President         (Vice President until 3/96)

Federoff, Alex G.        None
  Vice President

Feliciano, Rosalina      None
  Vice President

Gardner, Michael D.      Partner                               Prism Group                                        Seattle, WA
  Senior Vice President
  (Vice President until
  6/95)

Geer, Bartlett R.        Vice President                        State Street Research Equity Trust                 Boston, MA
  Senior Vice President  Vice President                        State Street Research Income Trust                 Boston, MA
                         Vice President                        State Street Research Securities Trust             Boston, MA

Govoni, Electra          None
  Vice President

                                                                 C-4

                                                                                                              Principal business
Name                      Connection                           Organization                                 address of organization
----                      ----------                           ------------                                 -----------------------

Granger, Allison          None
  Vice President

Hamilton, Jr., William A. Treasurer and Director               Ellis Memorial and Eldredge House                    Boston, MA
  Senior Vice President   Treasurer and Director               Nautical and Aviation Publishing Company, Inc.      Baltimore, MD
                          Treasurer and Director               North Conway Institute                               Boston, MA

Hanson, Phyllis           None
  Vice President

Haverty, Jr., Lawrence J. None
  Senior Vice President

Heineke, George R.        None
  Vice President

Jackson, Jr.,             Trustee                              Certain trusts of related and
  F. Gardner                                                   non-related individuals
  Senior Vice President   Trustee and Chairman                 Vincent Memorial Hospital                            Boston, MA
                          of the Board

Jamieson, Frederick H.    Vice President and Asst. Treasurer    State Street Research Investment Services, Inc.     Boston, MA
  Senior Vice President   Vice President and Asst. Treasurer    SSRM Holdings, Inc.                                 Boston, MA
  (Vice President         Vice President and Controller         MetLife Securities, Inc.                           New York, NY
  until 6/95)             Assistant Treasurer                   State Street Research Energy, Inc.                  Boston, MA

Kallis, John H.           Vice President                        State Street Research Financial Trust               Boston, MA
  Senior Vice President   Vice President                        State Street Research Income Trust                  Boston, MA
                          Vice President                        State Street Research Money Market Trust            Boston, MA
                          Vice President                        State Street Research Tax-Exempt Trust              Boston, MA
                          Vice President                        State Street Research Securities Trust              Boston, MA
                          Trustee                               705 Realty Trust                                   Washington, D.C.
                          Director and President                K&G Enterprises                                    Washington, D.C.

Kasper, M. Katherine      None
  Vice President

                                                                 C-5

                                                                                                              Principal business
Name                      Connection                           Organization                                 address of organization
----                      ----------                           ------------                                 -----------------------
Kluiber, Rudolph K.       Vice President                       State Street Research Capital Trust                  Boston, MA
  Vice President

Kobrick, Frederick R.     Vice President                       State Street Research Equity Trust                   Boston, MA
  Senior Vice             Vice President                       State Street Research Capital Trust                  Boston, MA
  President               Vice President                       State Street Research Growth Trust                   Boston, MA
                          Member                               Harvard Business School Association                 Cambridge, MA
                          Member                               National Alumni Council, Boston University           Boston, MA

Koski, Karen              None
  Vice President

Langholm, Knut            None
  Vice President

Leary, Eileen M.          None
  Vice President

McNamara, III, Francis J. Senior Vice President, Clerk        State Street Research Investment Services, Inc.       Boston, MA
  Executive Vice          and General Counsel
  President,              Secretary and General Counsel       State Street Research Master Investment Trust         Boston, MA
  Secretary and           Secretary and General Counsel       State Street Research Capital Trust                   Boston, MA
  General Counsel         Secretary and General Counsel       State Street Research Exchange Trust                  Boston, MA
  (Senior Vice President  Secretary and General Counsel       State Street Research Growth Trust                    Boston, MA
  until 7/96)             Secretary and General Counsel       State Street Research Securities Trust                Boston, MA
                          Secretary and General Counsel       State Street Research Equity Trust                    Boston, MA
                          Secretary and General Counsel       State Street Research Financial Trust                 Boston, MA
                          Secretary and General Counsel       State Street Research Income Trust                    Boston, MA
                          Secretary and General Counsel       State Street Research Money Market Trust              Boston, MA
                          Secretary and General Counsel       State Street Research Tax-Exempt Trust                Boston, MA
                          Secretary and General Counsel       SSRM Holdings, Inc.                                   Boston, MA
                          Clerk and Director                  State Street Research Energy, Inc.                    Boston, MA


                                                                 C-6

                                                                                                               Principal business
Name                     Connection                            Organization                                 address of organization
----                     ----------                            ------------                                 -----------------------
Maus, Gerard P.          Treasurer                             State Street Research Equity Trust                   Boston, MA
  Director, Executive    Treasurer                             State Street Research Financial Trust                Boston, MA
  Vice President         Treasurer                             State Street Research Income Trust                   Boston, MA
  and Treasurer          Treasurer                             State Street Research Money Market Trust             Boston, MA
                         Treasurer                             State Street Research Tax-Exempt Trust               Boston, MA
                         Treasurer                             State Street Research Capital Trust                  Boston, MA
                         Treasurer                             State Street Research Exchange Trust                 Boston, MA
                         Treasurer                             State Street Research Growth Trust                   Boston, MA
                         Treasurer                             State Street Research Master Investment Trust        Boston, MA
                         Treasurer                             State Street Research Securities Trust               Boston, MA
                         Director, Executive Vice President,   State Street Research Investment Services, Inc.      Boston, MA
                         Treasurer and Chief Financial Officer
                         Director and Treasurer                State Street Research Energy, Inc.                   Boston, MA
                         Director                              Metric Holdings, Inc.                             San Francisco, CA
                         Director                              Certain wholly-owned subsidiaries
                                                               of Metric Holdings, Inc.
                         Treasurer and Chief Financial         SSRM Holdings, Inc.                                  Boston, MA
                         Officer
                         Treasurer                             MetLife Securities, Inc.                            New York, NY

Milder, Judith J.        None
  Senior Vice President
  (Vice President
  until 6/95)

Miller, Joan D.          Senior Vice President                 State Street Research Investment Services, Inc.      Boston, MA
  Senior Vice President
  (Vice President
  until 7/96)

Moore, Jr., Thomas P.    Vice President                        State Street Research Capital Trust                  Boston, MA
  Senior Vice            (until 11/96)
  President              Vice President                        State Street Research Exchange Trust                 Boston, MA
                         (until 2/97)
                         Vice President                        State Street Research Growth Trust                   Boston, MA
                         (until 2/97)
                         Vice President                        State Street Research Master Investment Trust        Boston, MA
                         (until 2/97)
                         Vice President                        State Street Research Equity Trust                   Boston, MA
                         Vice President                        State Street Research Energy, Inc.                   Boston, MA
                         Director                              Hibernia Savings Bank                                Quincy, MA
                         Governor on the                       Association for Investment Management
                         Board of Governors                    and Research                                     Charlottesville, VA


Mulligan, JoAnne C.      Vice President                        State Street Research Money Market Trust             Boston, MA
  Senior Vice President
  (Vice President
  until 7/96)

Orr, Stephen C.          Member                                Technology Analysts of Boston                        Boston, MA
  Vice President         Member                                Electro-Science Analysts (of NYC)                   New York, NY

                                                                 C-7

                                                                                                              Principal business
Name                      Connection                           Organization                                 address of organization
----                      ----------                           ------------                                 -----------------------
Paddon, Steven W.         Employee                             Metropolitan Life Insurance Company                 New York, NY
  Vice President          (until 10/96)

Pannell, James C.         None
  Vice President

Peters, Kim M.            Vice President                       State Street Research Securities Trust               Boston, MA
  Senior Vice President

Ragsdale, E.K. Easton     None
  Senior Vice President
  (Vice President
  until 7/96)

Rawlins, Jeffrey A.       None
  Senior Vice President
  (Vice President
  until 7/96)

Rice III, Daniel Joseph   Vice President                       State Street Research Equity Trust                   Boston, MA
  Senior Vice President

Richards, Scott           None
  Vice President

Romich, Douglas A.        Assistant Treasurer                  State Street Research Equity Trust                   Boston, MA
  Vice President          Assistant Treasurer                  State Street Research Financial Trust                Boston, MA
                          Assistant Treasurer                  State Street Research Income Trust                   Boston, MA
                          Assistant Treasurer                  State Street Research Money Market Trust             Boston, MA
                          Assistant Treasurer                  State Street Research Tax-Exempt Trust               Boston, MA
                          Assistant Treasurer                  State Street Research Capital Trust                  Boston, MA
                          Assistant Treasurer                  State Street Research Exchange Trust
                          Assistant Treasurer                  State Street Research Growth Trust                   Boston, MA
                          Assistant Treasurer                  State Street Research Master Investment Trust        Boston, MA
                          Assistant Treasurer                  State Street Research Securities Trust               Boston, MA
                          Assistant Controller                 State Street Research Portfolios, Inc.               New York, NY

Saperstone, Paul          None
  Vice President

                                                                 C-8

                                                                                                              Principal business
Name                      Connection                           Organization                                 address of organization
----                      ----------                           ------------                                 -----------------------
Schrage, Michael          None
  Vice President

Schultz, David C.         Director and Treasurer               Mafraq Hospital Association                        Mafraq, Jordan
  Executive Vice          Member                               Association of Investment
   President                                                   Management Sales Executives                          Atlanta, GA
                          Member, Investment Committee         Lexington Christian Academy                         Lexington, MA

Shaver, Jr. C. Troy       President and Chief Executive        State Street Research Investment Services, Inc.      Boston, MA
  Executive Vice          Officer
  President               President and Chief Executive        John Hancock Funds, Inc.                             Boston, MA
                          Officer (until 1/96)

Shean, William G.         None
  Vice President

Shively, Thomas A.        Vice President                       State Street Research Financial Trust                Boston, MA
  Director and            Vice President                       State Street Research Money Market Trust             Boston, MA
  Executive Vice          Vice President                       State Street Research Tax-Exempt Trust
  President               Director                             State Street Research Investment Services, Inc       Boston, MA
                          Vice President                       State Street Research Securities Trust               Boston, MA

Shoemaker, Richard D.      None
  Senior Vice President

Strelow, Dan R.            None
  Senior Vice President



                                                                 C-9

                                                                                                              Principal business
Name                      Connection                           Organization                                 address of organization
----                      ----------                           ------------                                 -----------------------
Swanson, Amy McDermott    None
  Senior Vice President

Trebino, Anne M.          Vice President                       SSRM Holdings, Inc.     Boston, MA
  Senior Vice President
  (Vice President
  until 6/95)

Verni, Ralph F.           Chairman, President, Chief           State Street Research Capital Trust                  Boston, MA
  Chairman, President,    Executive Officer and Trustee
  Chief Executive         Chairman, President, Chief           State Street Research Exchange Trust                 Boston, MA
  Officer and             Executive Officer and Trustee
  Director                Chairman, President, Chief           State Street Research Growth Trust                   Boston, MA
                          Executive Officer and Trustee
                          Chairman, President, Chief           State Street Research Master Investment Trust        Boston, MA
                          Executive Officer and Trustee
                          Chairman, President, Chief           State Street Research Securities Trust               Boston, MA
                          Executive Officer and Trustee
                          Chairman, President, Chief           State Street Research Equity Trust                   Boston, MA
                          Executive Officer and Trustee
                          Chairman, President, Chief           State Street Research Financial Trust                Boston, MA
                          Executive Officer and Trustee
                          Chairman, President, Chief           State Street Research Income Trust                   Boston, MA
                          Executive Officer and Trustee
                          Chairman, President, Chief           State Street Research Money Market Trust             Boston, MA
                          Executive Officer and Trustee
                          Chairman, President, Chief           State Street Research Tax-Exempt Trust               Boston, MA
                          Executive Officer and Trustee
                          Chairman and Director                State Street Research Investment Services, Inc.      Boston, MA
                          (President and Chief Executive
                          Officer until 2/96)
                          President and Director               State Street Research Energy, Inc.                   Boston, MA
                          Chairman and Director                Metric Holdings, Inc.                             San Francisco, CA
                          Director and Officer                 Certain wholly-owned subsidiaries
                                                               of Metric Holdings, Inc.
                          Chairman of the Board and Director   MetLife Securities, Inc.                            New York, NY
                          President, Chief Executive           SSRM Holdings, Inc.                                  Boston, MA
                          Officer and Director
                          Director                             CML Group, Inc.                                      Boston, MA
                          Director                             Colgate University                                  Hamilton, NY

                                                                 C-10

                                                                                                              Principal business
Name                      Connection                           Organization                                 address of organization
----                      ----------                           ------------                                 -----------------------
Wade, Dudley              Vice President                       State Street Research Growth Trust                   Boston, MA
  Freeman                 Vice President                       State Street Research Master Investment Trust        Boston, MA
 Senior Vice
 President

Wallace, Julie K.         None
 Vice President

Ward, Geoffrey            None
 Senior Vice President

Weiss, James M.           Vice President                       State Street Research Equity Trust                   Boston, MA
 Senior Vice President    Vice President                       State Street Research Exchange Trust                 Boston, MA
                          Vice President                       State Street Research Growth Trust                   Boston, MA
                          Vice President                       State Street Research Master Investment Trust        Boston, MA
                          Vice President                       State Street Research Capital Trust                  Boston, MA
                          Chief Investment Officer             IDS Equity Advisors                                Minneapolis, MN
                          (until 12/95)

Westvold,                 Vice President                       State Street Research Securities Trust               Boston, MA
  Elizabeth McCombs
 Senior Vice President
 (Vice President
 until 7/96)

Wilson, John T.           Vice President                       State Street Research Equity Trust                   Boston, MA
 Vice President           Vice President                       State Street Research Master Investment Trust        Boston, MA
                          Vice President                       Phoenix Investment Counsel, Inc.                     Hartford, CT
                          (until 6/96)

Wing, Darman A.           Senior Vice President and            State Street Research Investment Services, Inc.      Boston, MA
 Vice President,          Asst. Clerk (Vice President
 Assistant Secretary      until 6/95)
 and Assistant            Assistant Secretary                  State Street Research Capital Trust                  Boston, MA
 General Counsel          Assistant Secretary                  State Street Research Exchange Trust                 Boston, MA
                          Assistant Secretary                  State Street Research Growth Trust                   Boston, MA
                          Assistant Secretary                  State Street Research Master Investment Trust        Boston, MA
                          Assistant Secretary                  State Street Research Securities Trust               Boston, MA
                          Assistant Secretary                  State Street Research Equity Trust                   Boston, MA
                          Assistant Secretary                  State Street Research Financial Trust                Boston, MA
                          Assistant Secretary                  State Street Research Income Trust                   Boston, MA
                          Assistant Secretary                  State Street Research Money Market Trust             Boston, MA
                          Assistant Secretary                  State Street Research Tax-Exempt Trust               Boston, MA
                          Assistant Secretary                  SSRM Holdings, Inc.                                  Boston, MA

Woodbury, Robert S.       Employee                             Metropolitan Life Insurance Company                  New York, NY
 Vice President

Woodworth, Jr., Kennard   Vice President                       State Street Research Exchange Trust                 Boston, MA
 Senior Vice              Vice President                       State Street Research Growth Trust                   Boston, MA
 President                (until 2/96)

                                                                 C-11

                                                                                                        Principal business
Name                      Connection                    Organization                                 address of organization
----                      ----------                    ------------                                 -----------------------
Wu, Norman N.             Partner                       Atlantic-Acton Realty                             Framingham, MA
 Senior Vice President    Director                      Bond Analysts Society of Boston                      Boston, MA

Item 29.  Principal Underwriters

            Inapplicable.

Item 30.  Location of Accounts and Records

            Gerard P. Maus
            State Street Research & Management Company
            One Financial Center
            Boston, MA  02111


Item 31.  Management Services

            Inapplicable.


Item 32.  Undertakings

            (a)         Inapplicable

            (b)         Inapplicable

            (c) The Registrant has elected to include the information required by Item 5A of Form N-1A in its annual report to shareholders. The Registrant undertakes to furnish each person to whom a Statement of Additional Information is delivered with a copy of the Registrant's latest annual report to shareholders, upon request and without charge.

                                   SIGNATURES


            Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, and Commonwealth of Massachusetts, on the 30th day of April, 1997.




                           STATE STREET RESEARCH EXCHANGE TRUST
                                   Registrant




                                                By /s/Francis J. McNamara, III
                                                ------------------------------
                                                   Francis J. McNamara, III
                                                   Secretary